                                                                       Exhibit 1

                                BIOMATRIX, INC.

                      Restricted Stock Purchase Agreement
                      -----------------------------------


     This Restricted Stock Purchase Agreement (this "Agreement") is made as of this 2nd day of April 1996, between Biomatrix, Inc., a Delaware corporation (the "Company"), and Rory B. Riggs (the "Purchaser").

     WHEREAS, the Purchaser is an employee of the Company whose participation is considered by the Company to be important for its growth; and

     WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, two hundred thousand (200,000) shares of the Company's common stock, par value $.0001 per share ("Common Stock"), all in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

     1.   Definitions.  For all purposes of this Agreement, the following
          -----------
definitions shall apply, unless the context otherwise requires:

     (a)  "Legal Representative" shall mean the executor or executors, the
           ----- --------------
administrator or administrators, or the other legal representative or representatives, of the Purchaser or his or her estate.

     (b)  "Related Person" shall mean: (i) in relation to the Purchaser, (A) the
           ------- ------
Purchaser's spouse, (B) any parent or issue of the Purchaser, (C) any trust for the benefit of any one or more of the Purchaser, his or her spouse or any parent or issue of the Purchaser and (D) any Legal Representative of any of the Purchaser, his or her spouse or any parent or issue of the Purchaser; (ii) in relation to any trust, any settlor or any beneficiary thereof; (iii) in relation to the estate of any individual described in clause (i) above, (A) any Legal Representative of such individual, (B) any legatee or heir of such individual or
(C) any trust for the benefit of any one or more of such legatees and heirs. For purposes of this definition, the word "issue" shall also include issue by adoption; and the word "spouse" shall not include a spouse from whom an individual is legally separated or in the process of obtaining a separation or divorce.
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                                      -2-


     (c)  "Released Shares" shall mean, at the relevant time of reference
           ---------------
thereto, all of the Shares (other than the then Unreleased Shares).

     (d)  "Repurchase Option" shall mean the repurchase option granted to the
           -----------------
Company and its assignees under Section 6 hereof.

     (e)  "Shares" shall mean, collectively, (i) all of the Purchased Shares (as
           ------
defined in Section 2 below), (ii) any and all other stock or securities that become subject to the Repurchase Option pursuant to Section 6(c) hereof, and
(iii) any and all other stock or securities that become subject to the provisions of Section 8 hereof pursuant to Section 8(e) hereof.

     (f)  "Unreleased Shares" shall mean, at the relevant time of reference
           -----------------
thereto, that number of the Purchased Shares (subject to adjustment as provided in Section 6(c) hereof) as shall not have been released from the Repurchase Option on or prior to such time.

     2.   Sale of Stock.  The Company hereby agrees to sell to the Purchaser,
          -------------
and the Purchaser hereby agrees to purchase from the Company, an aggregate of two hundred thousand (200,000) shares of the Company's Common Stock (the "Purchased Shares"), at the price of $12.25 per share for an aggregate purchase price of $2,450,000.00.

     3.   Payment of Purchase Price.  The aggregate purchase price for the
          -------------------------
Shares shall be paid to the Company by delivery to the Company at the time of execution of this Agreement a promissory note in favor of the Company, in a principal amount equal to such aggregate purchase price (the "Note"). Contemporaneously with the execution and delivery to the Company of the Note, the Purchaser shall execute and deliver to the Company a stock pledge agreement, pursuant to which the Purchaser agrees to pledge the Purchased Shares to secure the payment and performance of all of his obligations under the Note.

     4.   Issuance of Certificate for the Purchased Shares.  Upon receipt by the
          ------------------------------------------------
Company of the Note, the Company shall issue in the name of the Purchaser duly executed certificates evidencing the Purchased Shares, which certificates shall be endorsed with the legends set forth in Sections 9(c) and 12(c) below. Pursuant to that certain stock pledge agreement, by and between the Company and the Purchaser, the Secretary of the Company shall hold such certificates until such time as the Purchased Shares represented thereby become Released Shares and the pro rata portion of the Note corresponding to such shares has been paid by the Purchaser.
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                                      -3-

     5.   Restriction on Transfer.  Except for any transfer of Unreleased Shares
          -----------------------
to the Company or its assignees as contemplated by this Agreement, none of the Unreleased Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way (including, without limitation, by operation of law) at any time. None of the Released Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way (including, without limitation, by operation of law), except in accordance with and upon compliance with all of the provisions of this Agreement. Any sale, transfer, assignment, pledge, encumbrance or other disposition of the Shares shall be void unless the provisions of this Agreement are met.

     6.   Repurchase Option.
          -----------------

     (a) In the event of the voluntary or involuntary termination of the Purchaser's employment or active consultancy with the Company, as the case may be (or, if the Purchaser shall have two or more of such relationships with the Company, in the event of the voluntary or involuntary termination of all of such relationships between the Purchaser and the Company), for any or no reason (including death or disability) before all of the Purchased Shares have become Released Shares, the Company shall, upon and from the date of such termination, as reasonably fixed and determined by the Company (the "Termination Date"), have an irrevocable, exclusive right, but not the obligation, to repurchase all or any number of the Unreleased Shares at the original purchase price per share of $12.25 (subject to adjustment as provided in Section 6(c) below) plus any interest that may have accrued under the Note with respect to that portion of the principal amount under the Note attributable to the purchase price of such Unreleased Shares. The Company may exercise its right to repurchase at any time within ninety (90) days after such termination by delivery to the Purchaser or his or her Legal Representative of a written notice of exercise (the "Repurchase Notice") and, at the Company's option, (i) by delivery to the Purchaser or his or her Legal Representative, together with such Repurchase Notice, of a check in the amount of the aggregate purchase price for the Unreleased Shares being repurchased, or (ii) by cancellation by the Company of an amount of any indebtedness of the Purchaser to the Company equal to the aggregate purchase price for the Unreleased Shares being repurchased, or (iii) by a combination of
(i) and (ii) so that the combined payment and cancellation of indebtedness equals such repurchase price. Any Unreleased Shares not so repurchased shall no longer be subject to the provisions of this Section 6. Upon delivery of such Repurchase Notice and the payment of such aggregate purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unreleased Shares being repurchased and all rights and interests therein or relating thereto, and the Company
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                                      -4-

shall have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company. Notwithstanding anything in this Agreement (including, without limitation, this Section 6(a) or Section 7) expressed or implied to the contrary, the right to repurchase granted to the Company under this Section 6(a) shall apply to any and all Unreleased Shares that are outstanding on the Termination Date despite the fact that from and after the Termination Date any or all of such Unreleased Shares are, or are scheduled to be, released from the Repurchase Option by operation of the provisions of Section 7 hereof.

     (b) Whenever the Company shall have the right to repurchase Unreleased Shares under this Agreement, the Company may designate and assign one or more employees, officers, or directors of the Company or other persons or organizations to exercise all or any part of the Company's rights under this Agreement to repurchase all or any number of such Unreleased Shares.

     (c) In the event the shares of Common Stock of the Company shall be subdivided (whether by stock split, stock dividend or otherwise) or combined into a greater or smaller number of shares or if, upon a merger, consolidation, sale of all or substantially all of its assets, reorganization, split-up, combination, reclassification, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, person or entity, then such number of shares of Common Stock or such amount of other securities of the Company or such other corporation, person or entity as were issued in respect of or in exchange for the Unreleased Shares shall be, thereafter, included as part of the Unreleased Shares, and the term "Unreleased Shares" shall, thereafter, include, for all purposes of this Agreement, such number of shares of Common Stock and/or such amount of other securities of the Company or such other corporation, person or entity. Immediately upon the occurrence of any of the events referred to above in this Section 6(c), an appropriate and equitable adjustment shall be made to the purchase price payable by the Company or its assignees in connection with the repurchase of any Unreleased Shares pursuant to this Section 6.

     (d) Contemporaneously with the execution and delivery of this Agreement, the Purchaser agrees to execute and deliver to the Company a stock power relating to the Purchased Shares and any shares that may become subject to the Repurchase Option.

     7.   Release of Purchased Shares From Repurchase Option.
          --------------------------------------------------

     (a)  That cumulative number of the Purchased Shares equal to the product of
(i) the cumulative vesting percentage set forth next to such date and (ii) the total number of the Purchased Shares (subject to appropriate adjustment upon the occurrence of any of the events referred to in Section 6(c) hereof) shall be released from the Repurchase Option as follows: (x) during the first three years following the date of this Agreement, 3,333 shares per month on the second day of each month, commencing with May 2, 1996; (y) during the fourth year following the date of this Agreement, 6,667 per month on the second day of each of the first eleven months, commencing with May 2, 1999; and (z) 6,675 shares on April 2, 2000.

     (b) Immediately upon the occurrence of a Change of Control (as defined below), any and all of the Unreleased Shares shall become Released Shares. For the purposes of this Section 7(b), the term "Change of Control" shall mean sale of all or substantially all of the assets of the Company or the coordinated sale of 50% or more of the Company's issued and outstanding common stock.

     8.   Registration Rights.
          -------------------

     (a) At the written request of the Purchaser, during the twelve (12) month period following sixty (60) days after the date of this Agreement, the Company shall file, within sixty (60) days after the receipt of such request, and use its best efforts to process to effectiveness and maintain in effect for three
(3) years, a registration statement on Form S-3 (or any successor similar form under the Securities Act of 1933, as amended (the "Securities Act")), to permit the sale of the Purchased Shares by the Purchaser; provided that under no
                                                   --------
circumstances shall the Purchaser be entitled to require the Company to effect such registration more than twice.

     (b) The Company shall bear all reasonable expenses and fees incurred by the Company in connection with the registration and sale of the Purchased Shares pursuant to Section 8(a), including the blue sky fees and expenses of the states where the Purchaser proposes to sell any of the Purchased Shares.

     (c)  Notwithstanding the foregoing, the parties agree as follows:

               (i) The Company shall not be required to cause a registration statement pursuant to Section 8(a) to become effective prior to ninety (90) days following the effective date of a registration statement initiated by the Company; and

               (ii) If at the time of any written request to register Purchased Shares pursuant to Section 8(a), the Company is engaged in an activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not to exceed ninety (90) days from the date of such registration request.

     (d) The Company shall notify the Purchaser of the effectiveness of any registration statement in which the Purchaser has exercised registration rights granted pursuant to Section 8(a), together with a list of the jurisdictions where the Company has qualified or is exempt from registration under applicable state securities laws. The Company will prepare and file with the Securities and Exchange Commission such amendments and supplements to any registration statement filed pursuant to Section 8(a) (and any prospectus used in connection with such registration statement) as may be necessary to comply with the provisions of the Securities Act with respect to the sale of Purchased Shares by the Purchaser. The Company will furnish to the Purchaser a reasonable number of copies of the prospectus used in connection with a registration statement filed pursuant to the terms of Sections 8(a) including a preliminary prospectus, which prospectus conforms to the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request, in order to facilitate the disposition by the Purchaser of Purchased Shares.

     (e) The Company shall notify the Purchaser promptly and confirm such notice in writing (i) of the happening of any event that makes any statement made in such registration statement materially untrue or that requires the making of any changes in such registration statement so that it will not contain any untrue statement or omit to state any material fact required to be stated therein, (ii) of the request by the Securities and Exchange Commission for a supplement or post-effective amendment or the issuance of a stop order or (iii) the suspension or termination of qualification in any state previously qualified or exempt from such qualification.

     (f) In connection with any registration statement referred to in Section 8(a), the Purchaser will cooperate fully with the Company and will furnish to the Company such information as the Company may reasonably request from the Purchaser for inclusion in the registration statement (and the prospectus included therein).

     9.   Representations and Warranties of the Purchaser.
          --------------- --- ---------- -- --- ---------

     (a) The Purchaser hereby represents and warrants to the Company, its officers, directors, agents, and employees as follows:

          (i) That he has had an opportunity to ask questions of and receive answers from the authorized representatives of the Company, and to review any relevant documents and records concerning the business of the Company and the terms and conditions of this investment, and that any such questions have been answered to his full satisfaction.

          (ii) That he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company.

          (iii) That the Shares are being acquired for his own account for investment and not with a view toward subdivision, resale, or redistribution thereof in a manner prohibited under the Act, and he does not presently have any reason to anticipate any change in his circumstances or other particular occasion or event which would cause him to sell his Shares. He has no contract, undertaking, agreement, understanding, or arrangement with any person to sell, transfer, or pledge to any person any part or all of the Shares for which he hereby subscribes, or any interest therein, and has no present plans to enter into the same.

          (iv) That he is an "accredited investor" as defined in Regulation D of the Act by virtue of his being an executive officer and director of the Company, if not otherwise.

          (v) That all information which he has provided (or will provide) concerning himself and his financial position, is correct and complete as of the date of this Agreement.

     (b) The Purchaser acknowledges that the Company and its officers, directors, employees, and agents are relying on the truth and accuracy of the representations and warranties set forth in Section 9(a) in connection with the offering of Shares for sale to the Purchaser without having first registered the Shares under the Act. All representations, warranties, and covenants contained in this Agreement shall survive the acceptance of this Agreement and the sale of the Shares. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein by the Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws.

     10.  Investment Intent.
          -----------------

     (a) The parties agree that none of the Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way (including, without limitation, by operation of law) unless and until (i) such Shares or such beneficial interest, as the case may be, proposed to be sold, transferred, assigned, pledged, encumbered or otherwise disposed of are registered pursuant to an effective registration filed with the Securities and Exchange Commission pursuant to the Act or (ii) if required by the Company, the Company shall have received an opinion, in form and substance satisfactory to the Company, from the Company's legal counsel to the effect that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

     (b) Certificates evidencing the Shares shall be endorsed with a legend, in addition to any other legends required by this Agreement, substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IF REQUIRED BY THE CORPORATION, AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

     (c) The Purchaser understands and agrees that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

     11.  Tax Consequences.
          ----------------

          (a) It is understood by the parties hereto that the issuance and sale of the Shares hereunder may be deemed compensatory in purpose and in effect and that, as a result, the Company may be obligated to pay withholding taxes in respect thereof at the time the Purchaser becomes subject to Federal income taxation with respect to the receipt of the Shares hereunder. In the event that at the time the above-said withholding tax obligations arise
(i) the Purchaser is no longer in the employ of the Company or is no longer otherwise providing services to the Company, as the case may be, or (ii) the Purchaser's other cash compensation from the Company is not sufficient to meet the aforesaid withholding tax obligation, the Purchaser hereby agrees to reimburse the Company for all withholding taxes required to be paid in respect of the issuance and sale of the Shares within thirty (30) days after written request therefor is made to the Purchaser. Such request shall be made at or about the time the Company is required to pay such withholding taxes. In the event the Company determines that it is not obligated to withhold taxes payable by the Purchaser with respect to the issuance and sale of the Shares but that it is later held liable due to any non-payment of taxes on the part of the Purchaser, the Purchaser agrees on his or her behalf, and on behalf of his or her heirs, executors, administrators, legal representatives and assigns, to indemnify the Company in the amount of any payment made by the Company in respect of such liability.

     (b) The Purchaser hereby agrees to deliver to the Company a signed copy of any instrument, letter or other document he or she may execute and file with the Internal Revenue Service evidencing his or her election under Section 83(b)(2) of the Internal Revenue Code of 1986, as amended, to treat his or her receipt of the Shares hereunder as includible in his or her gross income in the year of receipt. The Purchaser shall deliver a copy of any such instrument of election to the Company within five (5) days after the date on which any such election is required to be made in accordance with the appropriate provisions of the Internal Revenue Code or applicable Regulations thereunder.

     12.  General Provisions.
          ------------------

     (a) This Agreement shall be governed by the internal substantive laws of the State of New Jersey and shall be binding upon the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties.

     (b) This Agreement supersedes all prior written and oral agreements and understandings between the parties and represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended in writing signed by both parties.

     (c) In addition to the legend set forth in Section 9(c) of this Agreement, the certificates representing the Shares shall be endorsed with the following legend:

     "THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK PURCHASE AGREEMENT DATED AS OF APRIL __, 1996, AND TO THE RESTRICTIONS UPON TRANSFER CONTAINED THEREIN. A COPY OF THE AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST FREE OF CHARGE."

     (d) Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

     if to the Corporation, to:             with a copy to:

     Biomatrix, Inc.                        Justin P. Morreale, Esq.
     65 Railroad Avenue                     Bingham, Dana & Gould LLP
     Ridgefield, NJ 07657                   150 Federal Street
     Attention: Endre A. Balazs             Boston, MaA02110
     Telecopier: (201) 945-0363             Telecopier: (617) 951-8736


     if to the Purchaser, to:

     Rory B. Riggs
     115 Central Park West
     New York, NY 10023
     Telecopier: (212) 724-8407

     All such notices, request and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

     (e) The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Purchaser. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

     (f) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

     (g) The Purchaser hereby consents to the utilization by the Company, as necessary in connection with dealings with any governmental and regulatory authorities, of any information supplied to the Company by the Purchaser or by his representatives in connection with the offer and sale of the Shares, and agrees to supply any additional information reasonably requested by any such authority.

     (h) If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

     (i) Headings are for convenience only and are not deemed to be part of this Agreement.

     (j) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

     (k) This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

     (l) The Company is not by reason of this Agreement or the issuance of any Shares obligated to continue the Purchaser's employment.

     (m) In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Bergen County, New Jersey, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the day and year first set forth above.


BIOMATRIX, INC.


By:  /s/ Endre A. Balazs                  /s/ Rory B. Riggs
     -------------------------            ----------------------
     Endre A. Balazs                      Rory B. Riggs
     Chief Executive Officer